EXHIBIT 99.1
FirstCash Announces Closing of $300,000,000 5.375% Senior Notes Due 2024; Also Announces Early Settlement of Tender Offer and Issuance of Notice of Redemption of its 6.75% Senior Notes Due 2021
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Fort Worth, Texas (May 30, 2017) -- FirstCash, Inc. (the “Company”) (NYSE: FCFS) announced today the closing of an offering of $300,000,000 in aggregate principal amount of 5.375% senior notes due 2024 (the “New Notes”) in an unregistered offering (the “Offering”) through a private placement and the early settlement of its previously announced tender offer and consent solicitation (the “Tender Offer”) for any and all of its existing 6.75% senior notes due 2021 (the “Old Notes”), which commenced on May 15, 2017 and is described in the Offer to Purchase and Consent Solicitation Statement, dated May 15, 2017 (the “Offer to Purchase”), and a related Consent and Letter of Transmittal (together with the Offer to Purchase, the “Offer Documents”). The Company used a portion of the net proceeds from the Offering to pay aggregate consideration of approximately $157.6 million, plus accrued and unpaid interest from and including the most recent interest payment date and up to, but not including, the early settlement date, with respect to the Old Notes and the related consents. The Company intends to use the remaining net proceeds to fund any additional Old Notes tendered pursuant to the Tender Offer, to redeem any Old Notes not tendered in the Tender Offer, to repurchase shares of its common stock, to pay related fees and expenses and for general corporate purposes.

The New Notes were offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

As of 5:00 p.m., New York City time, on May 26, 2017 (the “Consent Payment Deadline”), holders of approximately $149.6 million aggregate principal amount of Old Notes had validly tendered and delivered (and not validly withdrawn or revoked prior to the Withdrawal Deadline, as defined below) such Old Notes and the related consents (the “Early Tender Notes”), which represents approximately 75% of the $200,000,000 aggregate principal amount of Old Notes outstanding. The withdrawal deadline also expired at 5:00 p.m., New York City time, on May 26, 2017 (the “Withdrawal Deadline”). The Company exercised its right to accept for purchase and payment, and to purchase and pay for, the Early Tender Notes. The aggregate consideration paid in respect of such Early Tender Notes is comprised of $1,054.00 (which includes a $30.00 consent payment) per $1,000 principal amount of Old Notes tendered (as all such Old Notes were tendered at or prior to the Consent Payment Deadline), plus accrued and unpaid interest from and including the most recent interest payment date and up to, but not including, the early settlement date. Settlement of the purchase of the Early Tender Notes occurred today, May 30, 2017.

Having received the requisite consents from the holders of the Old Notes in the Tender Offer, the Company and BOKF, NA, as trustee, executed a supplemental indenture (the “Supplemental Indenture”) amending the indenture relating to the Old Notes (the “Old Indenture”). The Supplemental Indenture eliminates substantially all of the restrictive covenants, certain events of default and related provisions contained in the Old Indenture.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 12, 2017, unless the Tender Offer is extended (the “Expiration Date”). Holders who validly tender their Old Notes after the Consent Payment Deadline, but at or prior to the Expiration Date, and whose Old Notes are accepted for purchase, will be eligible to receive only $1,024.00 per $1,000 principal amount of Old Notes tendered, plus accrued and unpaid interest from and including the most recent interest payment date, and up to, but not including the final settlement date, which is expected to be the business day following the Expiration Date. The complete terms and conditions of the Tender Offer are set forth in the Offer Documents that previously were sent to holders of the Old Notes.

The Company also issued a notice of redemption for the remaining outstanding principal amount of Old Notes. On June 29, 2017, the Company expects to redeem the remaining principal amount outstanding of the Old Notes at a redemption price equal to 105.063% of the aggregate principal amount of the Old Notes to be redeemed, plus accrued and unpaid interest on the Old Notes to, but excluding, the redemption date. Holders of the Old Notes may still participate in the Tender Offer and tender their Old Notes at or prior to the Expiration Date even though the Company has elected to call the remaining outstanding Old Notes for redemption. This press release does not constitute a notice of redemption.  The redemption is being made solely pursuant to the Old Indenture’s notice of redemption provisions, and the information in this press release is qualified in its entirety by such notice.

The Company has engaged Credit Suisse Securities (USA) LLC as the Sole Dealer Manager and Solicitation Agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Requests for copies of the Offer Documents or documents relating to the Tender Offer may be directed to D.F. King & Co., Inc., the Tender and Information Agent, at (212) 269-5550 or toll-free at (866) 544-8778 or fcfs@dfking.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Old Notes. The Tender Offer is made solely pursuant to the Offer Documents. The Tender Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders are urged to read the Offer Documents and related documents carefully before making any decision with respect to the Tender Offer. Holders of Old Notes must make their own decisions as to whether to tender their Old Notes and provide the related consents. None of the Company, the Dealer Manager and Solicitation Agent or the Tender and Information Agent makes any recommendations as to whether holders should tender their Old Notes pursuant to the Tender Offer, and no one has been authorized to make such a recommendation.

Forward-Looking Information

This release contains forward-looking statements, including statements about our intended use of the net proceeds from the Offering. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the intended use of the net proceeds from the Offering. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the risks and uncertainties discussed and described in (i) the Company’s 2016 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017, including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and (ii) the other reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About FirstCash

FirstCash is the leading international operator of pawn stores with more than 2,000 retail pawn and consumer lending locations in 26 U.S. states and Latin America, which includes all the states in Mexico and the countries of Guatemala and El Salvador. The Company employs more than 16,000 people between the U.S. and Latin America. FirstCash focuses on serving cash and credit constrained consumers primarily through its retail pawn locations, which buy and sell a wide variety of jewelry, consumer electronics, power tools, household appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. Approximately 95% of the Company’s revenues are from pawn operations.

FirstCash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the NYSE, home to many of the world’s most iconic brands, technology business leaders and emerging growth companies shaping today’s global economic landscape.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (949) 873-2789
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com

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